EXHIBIT 4.3

                            ROBBINS & MYERS, INC.
                       SAVINGS PLAN FOR UNION EMPLOYEES

                             ROBBINS & MYERS, INC.
                        SAVINGS PLAN FOR UNION EMPLOYEES
                        --------------------------------

                (Revised and Restated Effective January 1, 1996)

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
PART I - GENERAL PLAN PROVISIONS  . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    1

         SECTION I-1 - IN GENERAL . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    1

                 I-1.1.  History and Purpose  . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    1
                 I-1.2.  Trust Agreement, Plan Funding and
                                  Administration  . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    1
                 I-1.3.  Plan Year  . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    1
                 I-1.4.  Applicable Laws  . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    2
                 I-1.5.  Gender and Number  . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    2
                 I-1.6.  Plan Elections . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    2
                 I-1.7.  Supplements  . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . .    2

         SECTION I-2 - ADMINISTRATION . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    2

                 I-2.01   Designation of Fiduciaries  . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  2
                 I-2.02   Board . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  2
                 I-2.03   Corporate Benefits Committee  . . . . . . . .  . . . . . . . . . . . . . . . . . . .  2
                 I-2.04   Action of Committee . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  5
                 I-2.05   Trustee . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  5
                 I-2.06   Employer Records  . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  5
                 I-2.07   Indemnification . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  5
                 I-2.08   Discrimination Prohibited . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  6
                 I-2.09   Representation in Proceedings . . . . . . . .  . . . . . . . . . . . . . . . . . . .  6
                 I-2.10   Time of Delivery  . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .  6


         SECTION I-3 - AMENDMENT AND TERMINATION  . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    6

                 I-3.1.  Amendment and Termination  . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    6
                 I-3.2.  Merger and Consolidation of Plan, Transfer
                                  of Plan Assets  . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    7

PART II - PLAN PARTICIPATION AND BENEFITS . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    8

         SECTION II-1 - PARTICIPATION IN THE PLAN . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    8

                 II-1.1.  Eligibility for Participation . . . . . . . .  . . . . . . . . . . . . . . . . . .    8
                 II-1.2.  Participation Not Contract of Employment  . .  . . . . . . . . . . . . . . . . . .    8
                 II-1.3.  Restricted Participation  . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    8

         SECTION II-2 - CONTRIBUTIONS TO THE PLAN . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    9

                 II-2.1.  Basic Contributions . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .    9
                 II-2.2.  Employer Matching Contributions . . . . . . .  . . . . . . . . . . . . . . . . . .    9
                 II-2.3.  Limit on Compensation Percentage  . . . . . .  . . . . . . . . . . . . . . . . . .    9
                 II-2.4.  Participation Under Other Plans . . . . . . .  . . . . . . . . . . . . . . . . . .   10
                 II-2.5.  Suspension, Variation and Resumption
                                  of Basic Contributions  . . . . . . .  . . . . . . . . . . . . . . . . . . . 10

                 II-2.6.  Participant Rollover Contributions  . . . . . . . . . . .. . . . . . . . . .   10
                 II-2.7.  Payment of Basic Contributions to Trustee   . . . . . . .. . . . . . . . . .   10
                 II-2.8.  Limitation on Employer Contributions  . . . . . . . . . .. . . . . . . . . . . 11

                 II-2.9.  Compensation  . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 11

         SECTION II-3 -   ESTABLISHMENT OF PARTICIPANTS' PLAN
                                  ACCOUNTS  . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .   11

         SECTION II-4 - INVESTMENT OF PARTICIPANTS' PLAN
                                  ACCOUNTS  . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .   11

                 II-4.1.  The Investment Funds  . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 11
                 II-4.2.  Investment Fund Elections . . . . . . . . . . . . . . . .. . . . . . . . . . . 12

         SECTION II-5 - ADJUSTMENT OF PARTICIPANTS' ACCOUNTS  . . . . . . . . . . .. . . . . . . . . .   12

                 II-5.1.  The Investment Funds  . . . . . . . . . . . . . . . . . .. . . . . . . . . .   12
                 II-5.2.  Investment Fund Elections . . . . . . . . . . . . . . . .. . . . . . . . . .   13
                 II-5.3.  Accounting Dates  . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 13

         SECTION II-6 - DISTRIBUTION OF ACCOUNT BALANCES AND LOANS  . . . . . . . .. . . . . . . . . .   13

                 II-6.1.  Distribution Eligibility Date Distribution  . . . . . . .. . . . . . . . . .   13
                 II-6.2.  Elective Withdrawal Distributions . . . . . . . . . . . .. . . . . . . . . .   14
                 II-6.3.  Financial Hardship Distributions  . . . . . . . . . . . .. . . . . . . . . . . 14
                 II-6.4.  Distribution Alternate Payee  . . . . . . . . . . . . . .. . . . . . . . . .   16
                 II-6.5.  Designated Beneficiary and Beneficiary  . . . . . . . . .. . . . . . . . . . . 16
                 II-6.6.  Direct Rollover . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 17

         SECTION II-7 - PAYMENT TO INCAPACITATED PERSONS AND NON-TRANSFERABILITY  .. . . . . . . . . .   18

                 II-7.1.  Payment to Incapacitated Persons    . . . . . . . . . . .. . . . . . . . . .   18
                 II-7.2.  Non-Transferability . . . . . . . . . . . . . . . . . . .. . . . . . . . . .   19

         SECTION II-8 - SPECIAL RULES APPLICABLE ONLY WHILE PLAN IS "TOP-HEAVY" . .. . . . . . . . . .   19

                 II-8.1.  In General  . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . .   19
                 II-8.2.  Definitions Applicable Only to Section II-8   . . . . . .. . . . . . . . . .   19
                 II-8.3.  Minimum Contributions . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 20

PART III - EXPANSION AND MODIFICATION OF PART II PROVISIONS
                  AS APPLIED TO PARTICULAR UNITS  . . . . . . . . . . . . . . . . .. . . . . . . . . .   20


         SECTION III-1 - LOCAL NO. 1498, Rochester, New York  . . . . . . . . . . .. . . . . . . . . .   20
                 III-1.1. Application of Section  . . . . . . . . . . . . . . . . .. . . . . . . . . . . 20
                 III-1.2. Participation . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 20
                 III-1.3. Basic Contributions . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 20
                 III-1.4. Employee Matching Contributions . . . . . . . . . . . . .. . . . . . . . . . . 21
                 III-1.5. Withdrawal of Supplemental Contributions  . . . . . . . .. . . . . . . . . . . 21
                 III-1.6. Withdrawal of After-Tax Basic
                                  Contributions . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 21

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
         SECTION III-2 - LOCAL NO. 225, Dayton, Ohio  . . . . . .. . . . . . . . . . . . . . .   21

                 III-2.1. Application of Section  . . . . . . . .. . . . . . . . . . . . . . . . 21
                 III-2.2. Participation . . . . . . . . . . . . .. . . . . . . . . . . . . . . . 21
                 III-2.3. Basic Contributions . . . . . . . . . .. . . . . . . . . . . . . . . . 22
                 III-2.4. Employee Matching Contributions . . . .. . . . . . . . . . . . . . . . 22


         SUPPLEMENT A   . . . . . . . . . . . . . . . . . . . . . .23

PART I - GENERAL PLAN PROVISIONS
--------------------------------
         SECTION I-1 - IN GENERAL
         ------------------------

                 I-1.1. HISTORY AND PURPOSE. Robbins & Myers, Inc. ("R&M"), an Ohio corporation, maintains "The Robbins & Myers, Inc. Savings Plan for Union Employees of Pfaudler ("Prior Plan"), which it assumed on July 1, 1994, to assist the eligible employees of Pfaudler, Inc., an "Affiliate" (as defined below), in accumulating funds and providing for their retirement security. R&M now revises and restates the Plan in the form of the Robbins & Myers, Inc. Savings Plan for Union Employees (the "Plan") effective January 1, 1996 (the "Effective Date") to cover the Employees of Pfaudler, Inc., Chemineer, Inc. and any Affiliate which, with the consent of the Corporate Benefits Committee (a committee duly appointed by R&M's Board of Directors), adopts the Plan. Such Affiliates are sometimes referred to below, collectively, as the "Employers" and, individually, as an "Employer". The Plan is intended to meet the requirements of sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Affiliate" means any entity during the period that it is, along with R&M, a member of a controlled group of corporations, a controlled group of trades or businesses, an affiliated service group or any other entity designated by the Secretary of the Treasury (as described in sections 414(b), 414(c), 414(m) and 414(o), respectively, of the
Code).

                 I-1.2. TRUST AGREEMENT, PLAN FUNDING AND ADMINISTRATION. All contributions made under the Plan will continue to be held, managed and controlled by a trustee (the "Trustee") appointed by the Corporate Benefits Committee and acting under a Trust forming part of the Plan. The terms of the Trust are set forth in a Trust Agreement known as The Robbins & Myers, Inc. Savings Trust for Union Employees. Each contribution made by an Employer is conditioned on its deductibility for federal income tax purposes for the taxable year of the Employer for which it is made and, to the extent not deductible, shall be returned to the Employer as provided in the Trust Agreement. The authority to control and manage the operation and administration of the Plan is vested in the Corporate Benefits Committee. So acting, the Committee has the rights, duties and obligations set forth in the Plan, those of an "administrator" as that term is defined in Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA") and those of a "plan administrator" as that term is defined in section 414(g) of the Code.
Any action taken by the Corporate Benefits Committee or R&M under the Plan shall be taken in its sole and absolute discretion.

                 I-1.3. PLAN YEAR. The term "Plan Year" means the calendar year.

                 I-1.4. APPLICABLE LAWS. The Plan will be construed and administered in accordance with the laws of the State of Ohio to the extent that such laws are not pre-empted by the laws of the United States of America.

                 I-1.5. GENDER AND NUMBER. Where the context admits, words in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular.

                 I-1.6. PLAN ELECTIONS. Except as otherwise specifically provided, any election required to be filed under the Plan with R&M shall be filed in such written form and at such time as R&M shall require.

                 I-1.7. SUPPLEMENTS. The provisions of the Plan may be modified or supplemented by Supplements to the Plan. Any such Supplement shall form a part of the Plan as of its effective date and be attached hereto.


         SECTION I-2 - ADMINISTRATION
         ----------------------------

         SECTION I-2.1. DESIGNATION OF FIDUCIARIES. The persons designated in Sections I-2.2, I-2.3, and I-2.5, and the persons they designate to carry out or help to carry out their duties or responsibilities are fiduciaries under the Plan and Trust. Each fiduciary has only those duties or responsibilities specifically assigned to him under the Plan or Trust or delegated to him by another fiduciary. Each fiduciary may assume that any direction, information or action of another fiduciary is proper and need not inquire into the propriety of any such action, direction or information. Except as provided by law, no fiduciary will be responsible for the malfeasance, misfeasance or nonfeasance of any other fiduciary. Any fiduciary may participate in the Plan, provided he otherwise is eligible to do so. Except as permitted by law, no Employee or director shall receive any compensation from the Plan or Trust for his services as a fiduciary.

         SECTION I-2.2. BOARD. The Board will appoint the members of the Corporate Benefits Committee, act on any matter referred by the Corporate Benefits Committee under subsection I-2.3(c) and receive and review reports submitted periodically by the Corporate Benefits Committee concerning administration of the Plan and Trust.

         SECTION I-2.3.  CORPORATE BENEFITS COMMITTEE.
         ---------------------------------------------

                 (a) DESIGNATION. The Board will name the members of the Corporate Benefits Committee and will fix the number of its members.

                 (b) PURPOSE. The Corporate Benefits Committee will control and administer the Plan.

                 (c) POWERS. The Corporate Benefits Committee has all powers necessary to carry out its purposes, including the following:

                           (i) administer the Plan in accordance with its terms and conditions;

                          (ii) establish the rules, regulations and procedures
                 it finds necessary or appropriate to discharge its duties;

                     (iii) adopt or amend the Plan and any trusts or insurance
                 contracts used to fund the Plan;

                      (iv) interpret the Plan, including supplying any
                 omissions in accordance with the intent of the Plan;

                       (v) decide all questions concerning eligibility of
                 any Employee to become a Participant;

                      (vi) compute the amount of benefits and determine to whom
                 such benefits will be paid;

                     (vii) authorize or deny the payment of Plan benefits;

                    (viii) delegate its powers and duties to others as it sees fit, including:

                                  (1) the preparation and filing of all reports
                          with governmental agencies;

                                  (2) the preparation and distribution of
                          booklets, announcements, reports and descriptions of the Plan to Employees, as required by law;

                                  (3) the maintenance of all records relating
                          the Plan and Trust;

                                  (4) the establishment and administration of a
                          uniform claims procedure; and

                                  (5) the performance of all other duties
                          necessary to administer the Plan;

                     (ix) employ those accountants, actuaries, agents,
                 consultants, physicians and attorneys (who may be counsel to R&M) it finds necessary, and to receive and evaluate their reports;

                      (x) review bonding and insurance requirements;

                     (xi) designate an agent for service of legal process upon
                 the Plan;

                    (xii) review and implement long-term planning in developing modifications of the Plan;

                   (xiii) establish and enforce the rules, regulations,
                 procedures, investment policies and investment programs it considers desirable;

                    (xiv) receive and evaluate monthly, quarterly and annual
                 reports of Trustees, investment managers and investment advisers;

                     (xv) review the performance of the Trustees, investment
                 managers and/or investment advisers at least quarterly;

                    (xvi) allocate the amount of assets to be managed by each
                 Trustee, investment manager and investment adviser;

                   (xvii) accept or reject rollover amounts;

                  (xviii) establish any accounts called for by the Plan or
                 Trust;

                    (xix) report at least annually to R&M on the investment
                 performance of the Trust Fund;

                     (xx) appoint, remove or replace other fiduciaries
                 including the Trustee (or insurance company which holds Plan assets), investment managers or investment advisers;

                    (xxi) approve the amount of Employer Contributions to be
                 made to the Plan or approve discontinuance of Employer Contributions to the Trust Fund;

                   (xxii) discontinue or terminate the Plan and any trusts or insurance contracts used to fund the Plan; and

                  (xxiii) perform any other act or acts necessary to the
                 performance of its powers and duties;

                 (d) Resignation, Removal and Designation of Successor. R&M may remove any member of the Corporate Benefits Committee at any time. Any member of the Corporate Benefits Committee may resign at any time by delivering his written resignation to R&M and the Corporate Benefits Committee. New members will be named by R&M. Any new member will have the same rights, powers, privileges, immunities and duties as the other members of the Corporate Benefits Committee. The Corporate Benefits Committee must promptly notify the Trustee of any change in its membership.

         SECTION I-2.4. ACTION OF COMMITTEE. Any act authorized, permitted or required to be taken by the Corporate Benefits Committee may be taken by a majority of its members, either by vote at a meeting or in writing without a meeting. All members must be notified of the proposed action and must have an opportunity to vote. A majority of the members of the Corporate Benefits Committee constitutes a quorum. All notices, advice, directions, certifications, approvals and instructions required or authorized to be given by the Corporate Benefits Committee must be in writing and signed (a) by a majority of the members of the Corporate Benefits Committee, (b) by the member or members of the Corporate Benefits Committee designated as having authority to execute documents on its behalf or (c) by a person authorized to act for the Corporate Benefits Committee under subsection I-2.3(c)(ix).

         SECTION I-2.5.   TRUSTEE.
         -------------    ---------

                 (a) DESIGNATION. The Corporate Benefits Committee will appoint the Trustee.

                 (b) POWERS AND DUTIES. The Trustee has the duties and powers set forth in the agreement executed by the Company and the Trustee.

         SECTION I-2.6. EMPLOYER RECORDS. The Corporate Benefits Committee may inspect the Employers' books and records to determine any fact in connection with acts to be performed by the Employers under the Plan, or it may rely on an Employer's statement. If the Corporate Benefits Committee wants any statement certified, it may rely on a certification of R&M, an Employer or Affiliate, as appropriate.

         SECTION I-2.7. INDEMNIFICATION. All fiduciaries designated in Sections I-1 and I-2 other than a bank or trust company or any insurance company acting as a Trustee and anyone else delegated any power, authority or responsibility under this Article, have all rights of indemnification provided by law or agreement or under R&M's Articles of Incorporation, regulations or by-laws. In addition, R&M will satisfy any liability actually and reasonably incurred by all fiduciaries, other than a bank or trust company or an insurance company acting as Trustee, including expenses, attorneys' fees, judgments, fines and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit or proceeding related to their exercise or failure to exercise any of the powers, authority, responsibilities or discretion provided under the Plan and the Trust, or reasonably believed by them to be provided thereunder, any action taken by them in connection with those matters if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Plan, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

         SECTION I-2.8. DISCRIMINATION PROHIBITED. In exercising any discretionary or absolute authority under the Plan, the Corporate Benefits Committee will act in a consistent and nondiscriminatory manner, treating all persons in similar circumstances in a similar manner. The Corporate Benefits Committee may take no action which would discriminate in favor of Participants, Beneficiaries or Employees who are officers, shareholders or highly-compensated employees, or which would result in benefiting one employee or group of employees at the expense of others similarly situated.

         SECTION I-2.9. REPRESENTATION IN PROCEEDINGS. In any court proceeding arising under the Plan, the Corporate Benefits Committee will be the representative of the Participants, Beneficiaries and all other claiming any interest under the Plan.

         SECTION I-2.10. TIME OF DELIVERY. Any information, forms of election, rejection or other materials required to be filed or delivered by a Participant or Beneficiary to R&M, an Employer or any fiduciary will be deemed filed or delivered when received. Any consents, approvals, information, requests for information or other materials required to be filed or delivered to a Participant or Beneficiary by R&M, an Employer or any fiduciary will be deemed filed or delivered on the earlier of the date of personal delivery or the date deposited in first class mail. Any information or other materials required to be filed or delivered to R&M, an Employer or any fiduciary by R&M, an Employer or any fiduciary will be deemed filed or delivered when actually received.

         SECTION I-3 - AMENDMENT AND TERMINATION


                 SECTION I-3.1. AMENDMENTS AND TERMINATION. While it is intended that the Plan shall continue in effect indefinitely the Board may from time to time modify, alter or amend the Plan or the Trust. The Board may at any time order the temporary suspension or complete discontinuance of Employer Matching Contributions, if any, or may terminate the Plan, provided, however, that:

                 (i) No such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries and the defraying of the reasonable expenses of administering and winding up the Plan;

                 (ii) No such action will adversely affect the rights or interests of Participants theretofore vested under the Plan;

                 (iii) In the event of termination of the Plan or complete discontinuance of employer contributions hereunder, all rights and interests of Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance. In the event of a partial termination of the Plan, the rights and interests of the Participants affected thereby shall become vested as of the date of such partial termination.

         However, nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or of the Trust which is required in order to comply with the provision of any law or regulation relating to the establishment or maintenance of this Plan and Trust, including, but not limited to, the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, even though such modification, alteration, or amendment, if made retroactively, adversely affects the rights or interests of a Participant under the Plan. On termination or partial termination of the Plan the date of termination or partial termination, as the case may be, will be an "Accounting Date" (as described in subsection II-5.3) and, after all adjustments required by subsection II-5.1 have been made, the Account balances of each affected Participant will continue to be nonforfeitable and, subject to any adjustments that may be required by subsection II-5.1 on any subsequent Accounting Date, will be distributable in accordance with the provisions of Section II-6. Affected individuals will be notified of an amendment, termination or partial termination of the Plan as required by law.

                 I-3.2. MERGER AND CONSOLIDATION OF PLAN, TRANSFER OF PLAN ASSETS. In the case of any merger or consolidation of the Plan, as applied to any Employer, with, or transfer of assets and liabilities of the Plan, as applied to any Employer, to any other plan, provisions shall be made so that the balance of the Accounts of each Participant immediately after the merger, consolidation or transfer is equal to or greater than the balance of his Accounts immediately prior to the merger, consolidation or transfer.


PART II - PLAN PARTICIPATION AND BENEFITS
-----------------------------------------

         SECTION II-1 - PARTICIPATION IN THE PLAN
         ----------------------------------------

                 II-1.1. ELIGIBILITY FOR PARTICIPATION. Each employee of the Employers participating in the Prior Plan on December 31, 1995 will continue to do so, subject to the terms and conditions of the Plan and each other employee of the Employers will become a Participant in the Plan as of the later of January 1, 1996 or his Enrollment Date (as set forth in the Section of Part III that is applicable to him if he is employed by his Employer as a member of a unit of employees to whom the Plan has been extended through collective bargaining between his Employer and a collective bargaining representative, as evidenced by a Section contained in Part III that is applicable to members of that collective bargaining unit at his employment location.

                 II-1.2. PARTICIPATION NOT CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of an Employer or Affiliate nor give any person any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

                 II-1.3. RESTRICTED PARTICIPATION. Until distribution of the entire balances of a Participant's Accounts has been made, the Plan accounting provisions set forth in subsection II-5.1 shall continue to apply to any remaining balances and the Participant or, in the event of his death, his "Designated Beneficiary" or "Beneficiary" (each as defined in subsection II-7.5), as the case may be, will be considered and treated as a Participant for all purposes of the Plan, except as follows:

                 (a) no contributions may be made on behalf of or by the Participant for any period during which he fails to meet the requirement of subsection II-1.1;

                 (b) 90 days after termination of employment with R&M, the Employers and Affiliates, a Participant's entire Account shall be invested in the Investment Fund selected by the Committee for that purpose and shall continue to share in the earnings, gains and losses of such Investment Fund until distribution has been completed; and

                 (c) the Designated Beneficiary or Beneficiary, as the case may be, of a deceased Participant cannot name a Designated Beneficiary under subsection II-6.5.


         SECTION II-2 - CONTRIBUTIONS TO THE PLAN
         ----------------------------------------

                 II-2.1. BASIC CONTRIBUTIONS. For each pay period, each Employer shall make a Basic Contribution to the Trustee on behalf of each Participant who is employed by it during that pay period and who has made a then effective Election (as described below in this subsection). The Basic Contribution made on behalf of a Participant shall be in the amount by which the "Compensation" (as defined in subsection II-2.8) otherwise payable to that Participant by the Employer for that pay period has been reduced pursuant to the terms of his Election. The term "Election" means an election filed by a Participant with his Employer to have his Compensation reduced for any pay period during which the election is in effect. In no event shall an Election made by a Participant reduce his Compensation for any Plan Year by an amount that is in excess of the full percentage (determined by reference to the Section of Part III that is applicable to him) of the Compensation payable to the Participant for that year, determined without regard to his Election.

                 II-2.2. EMPLOYER MATCHING CONTRIBUTIONS. For each pay period, each Employer shall make an Employer Matching Contribution to the Trustee on behalf of each Participant employed by it during that pay period in an amount equal to the amount, if any, that is set forth in the Section of Part III that is applicable to the Participant; provided, however, that no Employer Matching Contribution shall be made for any Basic Contribution that is withdrawn pursuant to subsection II-6.2 or II-6.3 on or before the last day of the calendar month in which it is made. Any such Matching Contribution shall be made in cash and shall be allocated to the Investment Funds in the same manner as the Participant's Basic Contributions. Participants shall be 100 percent vested in any Employer Matching Contributions at all times.

                 II-2.3. LIMIT ON COMPENSATION PERCENTAGE. Notwithstanding the provisions of subsections II-2.1 and II-2.2, to conform the operation of the Plan to the non-discrimination requirements of sections 401(a)(4), 401(k), and 401(m) of the Code (including the actual deferral percentage test and actual contribution percentage test and the methods for correction set forth in sections 401(k)(3) and (8) and 401(m)(3) and (6) of the Code and Reg. Section
Section 1.401(k)-1(b), 1.401(k)-1(f)) and 1.401(m)-2, the provisions of which are incorporated herein and made a part hereof), R&M may adjust the percentage referred to in subsection II-2.1, as applied to any Participant, downward for any Plan Year and direct the Trustee to make such distributions to the Participant as R&M deems appropriate. Notwithstanding the provisions of subsection II-2.1 and the foregoing provisions of this subsection, a Participant's pre-tax Basic

Contributions under the Plan for any taxable year of the Participant shall not exceed the maximum amount permitted under section 402(g) of the Code for that taxable year. If pre-tax Basic Contributions in excess of the foregoing limitations are made, then to the extent permitted in the Section of Part III applicable to the Participant such amounts shall be recharacterized as after-tax Basic Contributions and to the extent that any portion of the excess amount is not so recharacterized or distributed to the Participant to conform the operation of the Plan to the non-discrimination requirements of sections 401(a)(4) and 401(k) of the Code as provided above in this subsection, such portion may, if R&M, in its sole discretion, finds it administratively feasible, be distributed to the Participant, provided, however, that no such distribution shall occur after the April 15 next following the taxable year of the Participant during which the excess contribution was made.

                 II-2.4. PARTICIPATION UNDER OTHER PLANS. If a Participant is also a participant under any other plan to which "elective deferrals" (as defined in section 402(g)(3) of the Code) were contributed on his behalf, the, by writing filed with R&M on or before March 1 of any year, he may elect to have a portion of his pre-tax Basic Contributions under the Plan for his immediately preceding taxable year distributed to him so that the total of his elective deferrals under this Plan and all other such plans does not exceed the amount permitted under section 402(g) of the Code for that taxable year.

                 II-2.5. SUSPENSION, VARIATION AND RESUMPTION OF BASIC CONTRIBUTIONS. A Participant may elect to have his Employer suspend making Basic Contributions on his behalf or to have his Employer prospectively change the rate of its Basic Contribution on his behalf as of the first pay period that is coincident with or next follows the first day of any calendar month. If he has previously elected to have such contributions suspended, a Participant may elect to have them resumed as of the first pay period that is coincident with or next follows the first day of any calendar month.

                 II-2.6. PARTICIPANT ROLLOVER CONTRIBUTIONS. Unless otherwise provided in the Section of Part III applicable to him, with the consent of R&M, a Participant may make a Rollover Contribution to the Plan as of any Accounting Date. The term "Rollover Contribution" means a contribution described in section 402(a)(5) or 408(d)(3) of the Code.

                 II-2.7. PAYMENT OF BASIC CONTRIBUTIONS TO TRUSTEE. Any Basic Contribution made on behalf of a Participant by an Employer pursuant to the provisions of subsection II-2.1 will be paid to the Trustee by the Employer as soon as practicable (but not more than 90 days) after the close of the pay period for which the contribution is made.


                 II-2.8. LIMITATION ON EMPLOYER CONTRIBUTIONS. In no event will the aggregate amount of an Employer's contributions made pursuant to the provisions of subsection II-2.1 for any Plan Year exceed the lesser of the maximum amount deductible by the Employer for that year as an expense for Federal income tax purposes or the maximum amount which can be credited to the Accounts of Participants for that Plan Year in accordance with the applicable provisions of section 415 of the Code, which provisions are incorporated herein and made a part hereof.

                 II-2.9. COMPENSATION. "Compensation" shall mean an Employee's total salary or wages from an Employer before deductions, including annual bonuses, commissions, overtime pay, other current cash compensation and pre-tax Basic Contributions hereunder and any other salary reduction amount under Code section 401(k), but excluding deferred compensation, severance pay, contributions by an Employer to this or any other benefit plan, and any other form of remuneration which is not "compensation" within the meaning of Code section 415, all as determined in accordance with such rules, regulations or standards as may be prescribed by the Committee. The maximum annual compensation that may be taken into account hereunder for any Participant shall be $150,000 or such greater amount as may be permitted pursuant to Code section 401(a)(17). In determining the compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that, in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.


         SECTION II-3 - ESTABLISHMENT OF PARTICIPANTS' PLAN ACCOUNTS
         -----------------------------------------------------------

                 A separate Account shall be established and maintained in the name of each Participant. To the extent necessary or appropriate to provide for the proper administration of the Plan, such Account shall include separate balances for interests derived from pre- tax and after-tax Basic Contributions and Employer Matching Contributions and such other separate balances as the Committee shall determine (including a Supplemental Contributions Account to reflect any such contributions made under a predecessor plan). As soon as practicable following the end of each Plan Year, each Participant shall be provided with a statement of his Account.


         SECTION II-4 - INVESTMENT OF PARTICIPANTS' PLAN ACCOUNTS
         --------------------------------------------------------

                 II-4.1. THE INVESTMENT FUNDS. The Investment Policy Committee (a committee established by the Corporate Benefits Committee) shall cause Investment Funds to be maintained for the investment of the Accounts of Participants which Funds shall be in such number and of such asset character as the Investment Policy Committee shall decide. On advance written notice to the Participants, the Investment Policy Committee may cause any Investment Fund to be prospectively disestablished and may cause additional Investment Funds to be established from time to time. Notwithstanding the foregoing, the Investment Policy Committee shall at all times cause to be maintained an Investment Fund, known as the "Robbins & Myers, Inc. Common Stock Investment Fund," the assets of which shall be invested in shares of a class of voting common stock issued by R&M, which are regularly traded on an established securities market and are required to be, and are, registered under the provisions of Section 12 of the Securities Exchange Act of 1934, as amended. Notwithstanding the asset character of an Investment Fund, the Trustee, in its sole discretion, may invest any amount held under the Fund in cash or cash equivalents pending investment of, or any distribution or withdrawal from, that fund pursuant to the terms of the Trust Agreement or the Plan.

                 II-4.2. INVESTMENT FUND ELECTIONS. Subject to the following provisions of this subsection II-4.2, a Participant may elect:

                 (a) the portion (expressed as any whole percentage of his contributions) of the amounts to be credited to his Accounts pursuant to paragraph II-5.1(d), after the effective date of his election that is to be invested in each of the Investment Funds; and

                 (b) that all or a portion (expressed as any whole percentage) of the balance of any Account maintained for his benefit as of the effective date of his election and invested under any Investment Fund be transferred to another Investment Fund for investment.


         SECTION II-5 - ADJUSTMENT OF PARTICIPANTS' ACCOUNTS
         ---------------------------------------------------

                 II-5.1. ADJUSTMENT OF PARTICIPANTS' ACCOUNTS. On, or as soon as administratively practicable after, each Accounting Date, R&M shall cause Participants' Accounts to be adjusted, as of that Accounting Date, as follows:

                 (a) FIRST, by crediting the proper Accounts of each Participant with the amount of any contributions made on his behalf or by him pursuant to the provisions of Section II-2 that are to be credited as of that date.

                 (b) NEXT, by adjusting the balances of the Participant's interests invested under each of the Investment Funds as of the last preceding Accounting Date, upward or downward, pro rata, according to the interests so that the aggregate interests of Participants invested under that Investment Fund will equal the then "Adjusted Net Worth" (as defined below) of that Investment Fund;

                 (c) NEXT, by charging to the proper Accounts of each Participant the amount of any distributions made to or on account of that Participant pursuant to the provisions of Section II-6 since the last preceding Accounting Date and with any cost directly related to any such distribution or loan that have not been charged previously;

                 (d) FINALLY, by executing the Investment Fund transfer elections made by each Participant pursuant to the provisions of subsection II-4.2 that are to be executed as of that date.

The "Adjusted Net Worth" of any Investment Fund as of any Accounting Date means the then fair market value of the assets held in the Investment Fund, as determined by the Trustee.

                 II-5.2. STATEMENT OF ACCOUNT BALANCES. R&M shall provide each Participant with a statement of his Account balances annually and may, but need not, provide such statements more frequently.

 II-5.3.  Accounting Dates.  The term "Accounting Date" means each business day.


         SECTION II-6 - DISTRIBUTION OF ACCOUNT BALANCES AND LOANS
         ---------------------------------------------------------

                 II-6.1. DISTRIBUTION ELIGIBILITY DATE DISTRIBUTIONS. Subject to the following provisions of this Section, on and after a Participant's "Distribution Eligibility Date", his Account balances (determined as of the Accounting Date coincident with or next preceding his "Plan Payment Date" (as defined below) after all adjustments required under subsection II-5.1 as of that date have been made) will be distributable to him in a single, cash, lump sum payment as of his Plan Payment Date. Notwithstanding the foregoing, in the case of a Participant whose aggregate Account balances as of the Accounting Date next preceding his Distribution Eligibility Date, after all adjustments required by subsection II-5.1 as of that date have been made, equal an amount that is $3,500 or less, a distribution of the Participant's Account balances will be made as soon as practicable after that date in a single, cash, lump sum payment. A Participant's "Distribution Eligibility Date" will be the date on which his employment with the Employers and the Affiliates is terminated for any reason. A Participant's "Plan Payment Date" is the first to occur of the April 1 next following the last day of the calendar year during which he attains age 70-1/2 years (whether or not his Distribution Eligibility Date has occurred) or such earlier date as is elected by him. A Participant's election pursuant to the foregoing sentence must be made not less than 30 nor more than 90 days prior to the date that he elects to be his Plan Payment Date. If a Participant dies prior to his Plan Payment Date, the balances of his Accounts shall be distributed to his Designated Beneficiary or, if for any reason the Participant is not survived by a Designated Beneficiary, to his Beneficiary or Beneficiaries, as the case may be, in a cash lump sum or lump sums, as soon as practicable, but not later than the fifth anniversary of the Participant's death.

                 II-6.2. ELECTIVE WITHDRAWAL DISTRIBUTIONS. A Participant who has attained age 59-1/2 years may elect to withdraw any portion (but not less than $500.00) of his Account balances, determined as of the last preceding Accounting Date. If a Participant's Accounts are invested in more than one Investment Fund, any distribution elected by him pursuant to this subsection shall be made from such Investment Funds and in such proportions as he shall direct. Notwithstanding the foregoing provisions of this subsection, any distribution to a Participant whose Distribution Eligibility Date has occurred must be in an amount equal to the total balances of his Accounts, determined as of the Accounting Date next following the date that his election is filed with R&M. Other elective withdrawals, if any, will be permitted to the extent provided in the applicable Section of Part III.

                 II-6.3. FINANCIAL HARDSHIP DISTRIBUTIONS. A Participant who has not terminated employment with R&M, the Employers and Affiliates and who has borrowed the maximum amount, if any, available to him under this Plan and all other employee retirement plans maintained by R&M, the Employers and Affiliates, may, by writing filed with R&M evidencing "Financial Hardship" (as defined below in this subsection), elect to have an amount equal to the lesser of:

                 (a) the amount necessary to alleviate his Financial Hardship (plus an amount estimated by R&M to equal the tax liability resulting from the distribution); or

                 (b) the balance of his pre-tax Basic Contributions Account determined as of the last preceding Accounting Date (less earnings on those contributions);

distributed to him provided, however, that no such distribution may be less than $500.00. In no event shall the amount of any distribution to the Participant pursuant to the provisions of this subsection exceed an amount equal to the amount of the aggregate Basic Contributions made by the Employers on his behalf. For purposes of the Plan, the term "Financial Hardship" means an immediate and heavy financial need resulting from:

                                  (A)  medical expenses described in section
                          213(d) of the Code incurred by the Participant, his spouse or any dependents of the Participant (as defined in section 152 of the Code);

                                  (B)  the purchase (excluding mortgage
                          payments) of the principal residence of the Participant;

                                  (C)  the payment of tuition for the next 12
                          months of post-secondary education for the Participant, his spouse, children or dependents;

                                  (D)  the need to prevent eviction of the
                          Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                                  (E)  funeral expenses resulting from the
                          death of a family member.

Notwithstanding any other provision of the Plan, if a distribution is made to a Participant pursuant to the provisions of this subsection:

                                       (1)  his right to make Basic
                                     Contributions shall be suspended
                                     for a period of 12 whole
                                  calendar months from the first day of the calendar month coincident with or next following the date the distribution is made to him; and

                                       (2)  the Participant may not make Basic
                                  Contributions for his taxable year
                                  immediately following his taxable year during which the distribution is made to him that are in excess of the dollar limit stated in subsection II-2.2 for such next preceding taxable year, less the amount of the Participant's Basic Contributions for his taxable year during which the distribution is made to him.

R&M's determination as to the existence of a Financial Hardship and the amount required to meet the need created by that hardship shall be made in a non-discriminatory manner with respect to all Participants similarly situated. If a Participant's Basic Contributions Account is invested in more than one Investment Fund, any distribution to him pursuant to this subsection shall be made from such Investment Funds and in such proportions as he shall direct.

                 II-6.4. DISTRIBUTION TO ALTERNATE PAYEE. Notwithstanding any other provision of the Plan, in the event an "alternate payee" (as defined in section 414(p) of the Code) is entitled to any portion of a Participant's Accounts pursuant to a domestic relations order that is determined by R&M to be a qualified domestic relations order that satisfies the requirements of a qualified domestic relations order under section 414(p) of the Code, such alternate payee shall receive her benefits as provided in the qualified domestic relations order. The amount of any distribution to an alternate payee on account of a Participant shall be made from the Investment Funds, pro rata, according to the Participant's interests invested under each of the Funds.

                 II-6.5. DESIGNATED BENEFICIARY AND BENEFICIARY. The term "Designated Beneficiary" means, with respect to any Participant:

                 (a)  his Spouse (as defined below); or

                 (b) subject to the consent or evidence, as the case may be, required by the following provisions of this subsection, at the election of the Participant, such other person or persons, as may be designated by him to receive his Account balances if he dies before a total distribution of those balances is made to him.

A Designated Beneficiary designation as provided in paragraph (b) next above will be effective only when a signed and dated beneficiary designation form is filed with R&M while the Participant is alive, which form will cancel all beneficiary designation forms signed and filed earlier. For purposes of the Plan, the term "Spouse" means, with respect to any Participant, the person to whom the Participant was legally married under the law of any jurisdiction throughout the 1-year period ending on the earlier of the date of the Participant's death or the date distribution of his Account balances is made or begins. Notwithstanding the foregoing sentence, if a Participant marries within 1 year before the date distribution of his Account balances is made or begins and the Participant and his spouse in that marriage have been married for at least 1 year on or before the date of the Participant's death, they shall be deemed to have been married for a 1-year period ending on the date distribution of his Account balances began and, unless such spouse has consented thereto in accordance with the following provisions of this subsection, any form designating a Designated Beneficiary previously filed with R&M shall be cancelled and such spouse shall automatically be the Participant's Designated Beneficiary. To the extent provided in any qualified domestic relations order, the former spouse of a Participant shall be his Spouse for purposes of the Plan if such former spouse and the Participant were legally married under the law of any jurisdiction for at least 1 year. At any time prior to the date as of which distribution of his Account balances is made or begins, a Participant whose Designated Beneficiary is his Spouse may designate a person other than his Spouse to be his Designated Beneficiary. However, no such election shall be effective unless R&M receives:

                          (i) a written consent thereto by the person, if any, who, in the event of the Participant's immediate death, would then be his Spouse, which consent must be in writing, acknowledge the effect of the election, approve the person or persons named as Designated Beneficiary and be witnessed by a notary public; or

                          (ii) evidence satisfactory to it that the consent required by paragraph (i) next above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may provide by regulation.

Any election made pursuant to this subsection shall be effective only as to the person consenting thereto or subject to the evidence provided in accordance with paragraph (ii) next above, as the case may be. If a deceased Participant is not survived by a Designated Beneficiary, or if the Designated Beneficiary of a deceased Participant dies before complete distribution of the Participant's benefits, R&M in its sole discretion may distribute the Participant's Account balances (in such proportions as R&M decides) to a "Beneficiary" or "Beneficiaries" of the Participant who shall be either one or more of his relatives by blood, adoption or marriage or the legal representative or representatives of the estate of the last to die of the Participant and his Designated Beneficiary.

                 II-6.6.  Direct Rollover.
                          ----------------

                 (a) Rollover Requirements. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                 (b)      Definitions.

                          (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that it not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                          (ii)  Eligible retirement plan:  An eligible
                 retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                          (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                          (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                 II-6.7  SOURCE OF FUNDS.    A Participant may specify which
Investment Funds should be charged for any withdrawal under subsection II-6.2 and II-6.3. Unless so specified, distribution will be made out of the Participant's interests in each of the Investment Funds in accordance with the proportion of the Participant's Account then invested in such Fund.


         SECTION II-7 - PAYMENT TO INCAPACITATED PERSONS AND NON-TRANSFERABILITY
         -----------------------------------------------------------------------

                 II-7.1. PAYMENT TO INCAPACITATED PERSONS. Notwithstanding any other provision of the Plan, if R&M determines that a Participant or other person entitled to a distribution under the Plan is physically, mentally or legally incapacitated and unable to manage his financial affairs, R&M may, until claim is made by a conservator or other person legally charged with the care of his person or of his estate, direct the Trustee to make payment for the individual's benefit to one or more persons or institutions which, in R&M's judgment, are maintaining or have custody of the person entitled to payment from the Plan. Any payment made in accordance with this subsection shall fully acquit and discharge R&M and the Trustee from all further liability on account thereof.

                 II-7.2. NON-TRANSFERABILITY. Except as specifically provided under written procedures with respect to qualified domestic relations orders adopted by R&M pursuant to section 414(p) of the Code, the interests of Participants and other persons under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.


         SECTION II-8 - SPECIAL RULES APPLICABLE ONLY WHILE PLAN IS "TOP-HEAVY"
         ----------------------------------------------------------------------

                 II-8.1. IN GENERAL. The purpose of this Section II-8 is to set forth certain provisions which shall modify and supplement the provisions of the Plan for any period commencing on the first day of any Plan Year next following a "determination date" (as defined in paragraph II-8.2(a)) as of which the Plan is determined to be a "top-heavy plan" (as defined in section 416(g) of the Code) and ending on the date as of which it is determined that the Plan is no longer a top-heavy plan (the "top-heavy period").

                 II-8.2. DEFINITIONS APPLICABLE ONLY TO SECTION II-8. For purposes of this Section, the following terms shall have the meaning indicated:

                 (a) the term "determination date" means the last day of each Plan Year, which day shall be the "valuation date" for determining the Plan's top-heavy plan status;

                 (b) the term "key employee" means a Participant who is a "key employee" as that term is defined in section 416(i) of the Code and his "beneficiary" within the meaning of section 416(i)(5) of the Code;

                 (c) the term "non-key employee" means a Participant who is not a key employee and his beneficiary;

                 (d) the term "compensation" means an amount, determined by application of Treas. Reg. Section 1.415-2(d), that is not in excess of $150,000, adjusted for each Plan Year to take into account any applicable cost-of-living adjustment provided for that year by the Secretary of the Treasury or his delegate under section 415(d) of the Code, paid to a Participant for any Plan Year during which the Plan is top-heavy;

                 (e) the term "required aggregation group" means all plans of the Employers and the Affiliates (determined in accordance with the provisions of section 415(h) of the Code) in which a key employee participates and any other plan maintained by them which enables any such plan to meet the requirements of sections 401(a)(4) or 410 of the Code; and

                 (f) the term "permissive aggregation group" means the required aggregation group together with any other plan maintained by an Employer or Affiliate designated by R&M if that plan's inclusion would not preclude the plans in the required aggregation group from meeting the requirements of sections 401(a)(4) and 410 of the Code.

                 II-8.3. MINIMUM CONTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, for each Plan Year ending during a top-heavy period, each Employer will contribute to the Trustee, on behalf of each non-key employee employed by it on the last day of that year, an amount which, exclusive of Basic Contributions to be credited to his Basic Contributions Account for that year, equals or exceeds the lesser of 3 percent of the amount of his compensation for that Plan Year or the percentage of such compensation contributed on behalf of the Key Employee for whom such percentage is highest for that year.


PART III - EXPANSION AND MODIFICATION OF PART II PROVISIONS AS APPLIED TO
-------------------------------------------------------------------------
PARTICULAR UNITS
----------------

         SECTION III-1 - LOCAL NO. 1498, ROCHESTER, NEW YORK
         ----------------------------------------------------


                 III-1.1. APPLICATION OF SECTION. This Section III-1 is applicable to each employee who is employed by an Employer at the Rochester, New York facility of Pfaudler, Inc., and is represented by Local No. 1498, United Steelworkers of America. Any such Participant's rights under the Plan shall be determined without reference to any other Section of this Part III.

                 III-1.2. PARTICIPATION. The Enrollment Date under this Section will be the January 1 or July 1 coincident with or next following the date the employee has complete 30 days of employment with an Employer.

                 III-1.3. BASIC CONTRIBUTIONS. The provisions of subsection II-2.1 of the Plan are modified and expanded to provide that an Election made by a Participant may not reduce his Compensation for any Plan Year by an amount that is greater than 12 percent of the amount of that Compensation. Such contributions may be any combination of pre-tax and after-tax contributions in whole percentages. Pre-tax amounts may be recharacterized as after-tax amounts to satisfy the requirements of subsection II-2.3.

                 III-1.4. EMPLOYEE MATCHING CONTRIBUTIONS. The amount of Employer Matching Contributions described in subsection II- 2.2 shall be 50 percent of the first six percent of a Participant's Compensation that he elects to contribute.

                 III-1.5. WITHDRAWAL OF SUPPLEMENTAL CONTRIBUTIONS. Any Participant may elect to withdraw, as of any Valuation Date, all or part of any balances credited to such Participant's Account attributable to Supplemental Contributions made under a predecessor plan, provided that, in no event shall any Participant have a right to withdraw amounts in excess of the amounts actually contributed as Supplemental Contributions. The minimum withdrawal under this subsection (together with any contemporaneous withdrawal under subsection III-1.6) shall be $500.00.

                 III-1.6. WITHDRAWAL OF AFTER-TAX BASIC CONTRIBUTIONS. Once each calendar quarter, a Participant may elect to withdraw, as of any Accounting Date, all or part of any balances credited to such Participant's Accounts, attributable to after-tax basic Contributions; provided that Supplemental Contributions, if any, have been previously withdrawn or are withdrawn at the same time; and provided further that in no event shall any Participant have a right to withdraw amounts in excess of the amounts actually contributed as after-tax Basic Contributions. The minimum withdrawal under this subsection (together with any contemporaneous withdrawal under subsection III-1.5) shall be $500.00.

         SECTION III-2 - LOCAL LODGE NO. 225, DAYTON, OHIO
         -------------------------------------------------

                 III-2.1. APPLICATION OF SECTION. This Section III-2 is applicable to each employee who is employed by an Employer at the Dayton, Ohio facility of Chemineer, Inc., and is represented by LOCAL LODGE NO. 225 INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS. Any such Participant's rights under the Plan shall be determined without reference to any other Section of this Part III.

                 III-2.2. PARTICIPATION. The Enrollment Date under this Section will be the first day of the calendar quarter coincident with or next following the date the employee has completed 90 days of employment with an Employer.





                 III-2.3. BASIC CONTRIBUTIONS. The provisions of Section II-2.1 of the Plan are modified and expanded to provide that an Election made by a Participant may not reduce his Compensation for any Plan Year by an amount that is greater than 6 percent of the amount of that Compensation. Such contributions shall be made on a pre-tax basis.

                 III-2.4. EMPLOYER MATCHING CONTRIBUTIONS. Subsection II-2.2 is not applicable to Participants under this Section.

                                  SUPPLEMENT A
                           PERIOD OF LIMITED ACTIVITY
                          (Effective January 1, 1996)


         Beginning January 1, 1996 and ending as soon as practicable following the transition to Vanguard administration, no in-service withdrawals shall be made to Participants under the Plan.